EXHIBIT 10.28

2005 BASE SALARIES FOR NAMED EXECUTIVE OFFICERS

Name and Position	2005 Base Salary
Patrick Soon-Shiong Executive Chairman and Director	$600,000

Alan Heller President, Chief Executive Officer and Director	$600,000

Nicole Williams Exec. Vice President/Chief Financial Officer	$300,000

Jeffrey Yordon (1)	$308,000

Jack Silhavy Vice President and General Counsel	$215,000

(1)	Pursuant to an agreement with Mr. Yordon dated January 14, 2005, Mr. Yordon is entitled to receive a base salary in 2005 equal to the amount of his base salary in 2004.